UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2021 (May 7, 2021)

DATA STORAGE CORPORATION

(Exact name of registrant as specified in its charter)

 (Former Name of Registrant)

Nevada	001-35384	98-0530147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

48 South Service Road

Melville, New York 11747

(Address of principal executive offices) (zip code)

212-564-4922

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

On May 7, 2021, Data Storage Corporation (the ‘Company’), filed a certificate of amendment to its articles of incorporation with the Secretary of State of the State of Nevada (the ‘Certificate of Amendment’) to effectuate a reverse stock split (the ‘Reverse Stock Split’) of its issued and outstanding shares of common stock and treasury shares on a 1-for-40 basis to become effective at 12:01 a.m. (Eastern Time) on May 14, 2021 (the ‘Effective Time’).

Split Adjustment; Treatment of Fractional Shares

As of the Effective Time, every 40 shares of issued and outstanding common stock and treasury stock will be converted into one share of common stock. No fractional shares will be issued in connection with the Reverse Stock Split. Instead, a holder of record of old common stock as of immediately prior to the Effective Time who would otherwise be entitled to a fraction of a share will, in lieu thereof, be entitled to receive an additional fraction of a share of common stock to round up to the next whole share.

Certificated and Non-Certificated Shares

The Company’s transfer agent, VStock Transfer, LLC (‘VStock Transfer’), is also acting as the exchange agent for the Reverse Stock Split, will send instructions to stockholders of record who hold stock certificates regarding the exchange of their old certificates for new certificates, should they wish to do so. VStock Transfer will issue a new stock certificate reflecting the Reverse Stock Split to each requesting stockholder. Stockholders who hold their shares in brokerage accounts or ‘street name’ are not required to take action to effect the exchange of their shares, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

All book-entry or other electronic positions representing issued and outstanding shares of the Company’s common stock will also be automatically adjusted.

Capitalization; Adjustment of Outstanding Securities

The Reverse Stock Split did not alter the par value of the Company’s common stock or modify any voting rights or other terms of the common stock.

In addition, pursuant to their terms, a proportionate adjustment will be made to the per share exercise price and number of shares issuable under all of the Company’s outstanding stock options and warrants to purchase shares of common stock and Series A preferred stock, and the number of shares authorized and reserved for issuance pursuant to the Company’s equity incentive plans will be reduced proportionately.

Trading Symbol

After the Reverse Stock Split, the ticker symbol for the Company’s common stock on the Nasdaq Capital Market will continue to be ‘DTST’, except that a ‘D’ will be placed on the ticker symbol for 20 business days.

Certificate of Amendment

The above description of the Certificate of Amendment and the Reverse Stock Split is a summary of the material terms thereof and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1, as filed with the Secretary of State of the State of Nevada on May 7, 2021 (effective as of 12:01 a.m. (Eastern Time) on May 14, 2021).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment filed with the Secretary of State of the State of Nevada

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATA STORAGE CORPORATION

Date: May 13, 2021	By:	/s/ Charles M. Piluso
Charles M. Piluso
Chief Executive Officer